Exhibit 99.1

Nature Vision elects new Chairman of the Board of Directors

Brainerd, MN, December 12, 2007– Outdoor technologies firm Nature Vision Inc. (NASDAQ:  NRVN) announced today that Mr. Richard Kiphart, Head of Corporate Finance for William Blair & Company, Chicago, Ill, will become the Chairman of the Board of Directors effective January 2, 2008.

Nature Vision, Inc., a publicly held corporation headquartered in Brainerd, Minnesota, specializes in creating innovative outdoor recreation products including Aqua-Vu, the first self-contained underwater viewing system, Cass Creek electronic game calls, Fish Hawk Electronics and Vector downrigger trolling Showdown sonar systems and a host of others.  Visit www.naturevisioninc.com for more information on Nature Vision Inc. and its products.

SAFE HARBOR STATEMENT

Certain matters discussed in this press release are "forward-looking statements," intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical fact are considered forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results or outcomes to differ materially from those currently anticipated. Factors that could affect actual results or outcomes include changes in consumer spending patterns; the Company's success in implementing its strategic plan, including its focus on innovation; actions of companies that compete with the Company; the Company's success in managing inventory; movements in foreign currencies or interest rates; the success of suppliers and customers; the ability of the Company to deploy its capital successfully; adverse weather conditions; and other risks and uncertainties identified in the Company's filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.